QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1

PRUDENTIAL PLC

Debt Securities

Underwriting Agreement

                        ,

[Names of Representative(s)]

Ladies and Gentlemen:

        From time to time Prudential plc, a public limited company organized under the laws of England and Wales (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the "Securities") specified in Schedule II to such Pricing Agreement. The Securities relating to any particular Pricing Agreement are referred to herein as the "Designated Securities".

        The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and will be issued in or pursuant to either a senior debt indenture ("Senior Debt Indenture") or a subordinated debt indenture ("Subordinated Debt Indenture" and together with the Senior Debt Indenture, the "Indentures"). The term "Indenture" when used herein, refers to the relevant indenture identified in the related Pricing Agreement.

        1.    Sale and Purchase:    Particular sales of Designated Securities may be made from time to time to the Underwriters of such Designated Securities, for whom the firms designated as representatives of the Underwriters of such Designated Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company such amount of Designated Securities as shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the combined sales, management and underwriting commission, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter, and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of the Designated Securities, including whether they are convertible, at the option of the Company, into other securities of the Company. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under each Pricing Agreement shall be several and not joint.

        Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus referred to below, as amended or supplemented.

        Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon notice to the Company at least forty-eight hours' prior to the Time of Delivery, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter against payment by such Underwriter or on its behalf of the Net Proceeds of such Designated Securities set forth in the Pricing Agreement, all in the manner and at the place, time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery" for such Designated Securities.

        In addition, the Company may grant to the several Underwriters in a Pricing Agreement the option to purchase, upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, severally and not jointly, from the Company, ratably in accordance with the aggregate principal amount of Designated Securities to be purchased by each of them, all or a portion of an additional amount of Designated Securities (the "Additional Designated Securities") as may be necessary to cover over-allotments made in connection with the offering of the Designated Securities, in such amount, at such purchase price and during such period and on such other terms as shall be set forth in the Pricing Agreement. If granted, this option may be exercised by the Representatives on behalf of the several Underwriters at any time (but not more than once) on or before the thirtieth day following the date of the Pricing Agreement, by written notice to the Company. Such notice shall set forth the aggregate principal amount of Additional Designated Securities as to which the option is being exercised, and the date and time when the Additional Designated Securities are to be delivered (such date and time being herein referred to as the additional Time of Delivery); provided, however, that the additional Time of Delivery shall not be earlier than the Time of Delivery (as defined above) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. (As used in this Agreement, "business day" shall mean a day on which the New York Stock Exchange and the London Stock Exchange are open for trading.) The principal amount of Additional Designated Securities to be sold to each Underwriter shall be equal to the principal amount of Designated Securities which bears the same proportion to the aggregate principal amount of Additional Designated Securities being purchased as the principal amount of Designated Securities as set forth in the Pricing Agreement bears to the aggregate principal amount of Designated Securities (subject, in each case, to such adjustment as the Representatives may determine to eliminate Additional Designated Securities not in multiples of $1,000).

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-3 (No. 33-103500) and related base prospectus for the registration of the Securities in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "1933 Act").

        The registration statement on Form F-3, as amended, if applicable, to the date on which it became effective prior to the date of this Agreement, and the base prospectus constituting a part thereof at such date (including in each case all documents, if any, incorporated by reference into such documents to such date) are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that (i) if any revised base prospectus, or prospectus supplement, shall be provided to the Underwriters by the Company for use in connection with the offering of the Designated Securities which differs from the Prospectus (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) under the 1933 Act), the term "Prospectus" shall refer to such revised base prospectus or include such prospectus supplement, as the case may be, from and after the time such revised base prospectus or prospectus supplement is first provided to the Underwriters for such use and (ii) if the Company files any documents pursuant to Section 13, 14 or 15 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the "1934 Act"), after the Registration Statement becomes effective and prior to the termination of the offering of the Designated Securities by the Underwriters, which documents are deemed to be or, in the case of a Report on Form 6-K, are designated as being incorporated by reference into the Prospectus and Registration Statement pursuant to Form F-3 under the 1933 Act, the term "Prospectus" shall refer to said base prospectus as modified to include the documents so filed from and after the time said documents are filed with or furnished to the Commission.

        2.    Representations and Warranties of the Company:    The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a)   The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b)   (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder, (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; provided however, that the representations and warranties set forth in (i) through (iv) of this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

          (c)   The documents incorporated by reference in the Registration Statement pursuant to Item 6 of Form F-3 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and, the Registration Statement, when it became effective, or at the time of filing of the latest Annual Report on Form 20-F, if later, complied in all material respects with the requirements of the 1933 Act and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any further documents deemed to be or, in the case of a Report on Form 6-K, designated as being incorporated by reference in the Registration Statement after the date of this Agreement but prior to the termination of the offering of Designated Securities, will, when they are filed with or furnished to the Commission, comply in all material respects with the requirements of the 1934 Act, and, when read together with the other information included or incorporated in the Registration Statement, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company has not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Base Prospectus, the Prospectus or any other materials, if any, permitted by the 1933 Act.

          (d)   KPMG Audit plc whose reports on the consolidated financial statements of the Company and its subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as within the meaning of Rule 2-01 of Regulation S-X; the audited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

          (e)   Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (and other than as disclosed in the Registration Statement and the Prospectus), there has not been any material adverse change, or any development which is likely to cause a material adverse change, in the condition (financial or otherwise), business, properties, assets or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Change").

          (f)    The Company has been duly incorporated, is validly existing as a public limited company under the laws of England and Wales, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not result in a Material Adverse Change. The Company has no significant subsidiaries (as defined in Rule 405 under the 1933 Act) other than Egg Banking plc, Jackson National Life Insurance Company, M&G Investment Management Limited, Prudential Annuities Limited, The Prudential Assurance Company Limited, Prudential Assurance Company Singapore (Pte) Limited, Prudential Retirement Income Limited and Scottish Amicable Life plc (collectively, the "Significant Subsidiaries"); the Company owns directly or indirectly 79% of the outstanding common stock of Egg Banking plc and 100% of each of the other Significant Subsidiaries.

          (g)   Each Significant Subsidiary of the Company has been duly incorporated, is validly existing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not result in a Material Adverse Change; and the Company and each of its Significant Subsidiaries are in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except to the extent the failure to be so compliant would not result in a Material Adverse Change; all of the issued shares of share capital of each Significant Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and, to the extent set out in Section 2(f) above, are owned by the Company subject to no material security interest, other encumbrance or adverse claims, except to the extent that any material security interest, encumbrance or adverse claim would not result in a Material Adverse Change.

          (h)   The Company has the requisite corporate power and authority to execute and deliver this Agreement and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms.

          (i)    The Company has the requisite corporate power and authority to execute the Pricing Agreement and the Indentures, and the Pricing Agreement and the Indentures have been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indentures by the trustee under such Indenture and the Pricing Agreement by the parties thereto, each of this Agreement, the Pricing Agreement and the Indentures constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (j)    The Designated Securities have been duly authorized by the Company and, when executed, authenticated, issued and delivered against payment therefor as contemplated hereby and by the Pricing Agreement and the applicable Indenture, will have been duly executed, authenticated, issued and delivered and will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms and the terms of the Indenture, subject, as enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles.

          (k)   The Indentures, as applicable, and the Designated Securities conform in all material respects to the descriptions thereof contained in the Prospectus.

          (l)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Pricing Agreement will not contravene any provision of applicable law or the memorandum and articles of association of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except where such contravention would not result in a Material Adverse Change, and no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Designated Securities or the consummation by the Company of the transactions contemplated hereby other than any necessary qualification under the securities or Blue Sky laws of the various jurisdictions in which the Designated Securities are being offered by the Underwriters or any other necessary approvals which have already been obtained.

          (m)  Other than as disclosed in the Registration Statement or in the Prospectus, neither the Company nor any of the Significant Subsidiaries is in breach of its respective charter or by-laws, or in default in any respect (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under) in the due performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their properties is bound, except where such breach or default would not result in a Material Adverse Change; and the execution, delivery and performance of this Agreement and the Indenture and the issuance of the Designated Securities and consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which it or any of them or their respective properties may be bound or affected or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Significant Subsidiaries, except where such conflict, breach or default would not result in a Material Adverse Change.

          (n)   There are no legal or governmental proceedings or investigations pending or threatened to which the Company or any of its subsidiaries or any of their respective officers is a party or to which any of their properties is subject which could result in a judgment, decree or order resulting in a Material Adverse Change, except as disclosed in the Registration Statement or Prospectus, or prevent consummation of the transactions contemplated hereby, or that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts, leases or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (o)   The Company is not and, after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (p)   The Company believes that it is not and, after giving effect to the sale of the Designated Securities and the application of the proceeds thereof as described in the Prospectus, will not be a "passive foreign investment company" within the meaning of the United States Internal Revenue Code of 1986, as amended.

          (q)   Other than as disclosed in the Registration Statement or in the Prospectus, each of the Company and its subsidiaries that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation (an "Insurance Subsidiary") is duly organized and licensed as an insurance company in its respective jurisdiction of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business, in each case with such exception as would not result in a Material Adverse Change; except as otherwise described in the Registration Statement or the Prospectus, each of the Company and the Insurance Subsidiaries has all other approvals, orders, consents, authorizations, licenses, certificates, permits, registrations and qualifications (collectively, the "Approvals") of and from all insurance regulatory authorities to conduct its business, in each case with such exception as would not result in a Material Adverse Change; there is no pending or, to the knowledge of the Company, threatened, suit, proceeding or investigation that could reasonably be expected to lead to the revocation, termination or suspension of any such Approval, except where such revocation, termination or suspension would not result in a Material Adverse Change; and, to the knowledge of the Company, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent, except where such impairment, restriction or prohibition would not result in a Material Adverse Change.

          (r)   Other than as disclosed in the Prospectus, and to the Company's knowledge and belief after reasonable inquiry, each of the Company and the Insurance Subsidiaries is in compliance with and conducts its business in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, in each case with such exceptions as would not result in a Material Adverse Change.

          (s)   The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (t)    In relation to the Designated Securities:

            (i)    under current law and practice no United Kingdom capital gains, income, or other similar United Kingdom taxes will be payable by the Underwriters in the United Kingdom in respect of the offering, issuance and delivery by the Company of the Designated Securities to or for the respective accounts of the Underwriters pursuant to this Agreement and the Pricing Agreement, except for any liability to United Kingdom corporation tax, income tax or capital gains tax of persons who are resident or ordinarily resident in the United Kingdom for taxation purposes or who carry on a business in the United Kingdom or, for accounting periods commencing on or after January 1, 2003, of persons having a permanent establishment in the United Kingdom (assuming that the changes contained in the Finance Bill published on June 17, 2003 concerning the taxation of non-U.K. resident companies are enacted in substantially similar form), with which business or permanent establishment the Designated Securities or the offering, issue or delivery of the Designated Securities are connected;

            (ii)   the Underwriters will not incur any obligation to pay any U.K. registration, capital, issue, stamp, documentary, transfer or similar duty or charge of the United Kingdom in respect of any of the acts or transactions involved in the offering, issue or delivery by the Company of the Designated Securities to or for the respective accounts of the Underwriters pursuant to this Agreement and the Pricing Agreement; and

            (iii)  under current U.K. law and practice the payment of interest (including any Deferred Interest as defined in the terms and conditions of the Designated Securities) in respect of the Designated Securities issued under the Subordinated Indenture should not be treated as a "distribution" within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the United Kingdom (as amended).

          (u)   The Financial Services Authority (the "FSA") has informally confirmed to the Company that, in accordance with section 148 of the Financial Services and Markets Act 2000 (the "FSMA"), Chapter 10 of the FSA's Interim Prudential Sourcebook for Insurers is modified in its application to the Insurance Subsidiaries so that, for the purposes of calculating the value of the surplus assets of the Company, the liability of the Company to repay the subordinated debt issued under the Capital Securities may be excluded or partly excluded (to the extent that the total subordinated debt and cumulative share capital issued by the Company and its insurance company subsidiaries does not exceed 50% of the notional group solvency requirement of the Company).

        3.    Certain Covenants of the Company:    The Company agrees with each of the Underwriters of any Designated Securities:

          (a)   To furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or Blue Sky laws of such states as the Representatives may designate and to maintain such qualifications in effect as long as required for the distribution of the Securities, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities) or to register as a dealer in securities or to become subject to taxation in any such state; and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (b)   To furnish to the Underwriters1 conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters, and thereafter from time to time to furnish to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act.

          (c)   During the period when a prospectus relating to the Securities is required to be delivered, to advise the Underwriters promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort at all times to obtain the lifting or removal of such order as soon as possible.

1
One copy for each Representative and one copy for counsel for the Underwriters.

          (d)   During the period when a prospectus relating to the Securities is required to be delivered, to advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement or Prospectus including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which the Underwriters shall reasonably object in writing, and to advise the Underwriters promptly and (if requested by the Underwriters) to confirm such advice in writing (i) when any post effective amendment thereto becomes effective, (ii) when any document that should be incorporated by reference in the Registration Statement is filed with the Commission and (iii) if Rule 430A under the 1933 Act is used, when the Prospectus of any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) under the 1933 Act (which the Company agrees to file in a timely manner under such Rules).

          (e)   To advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Securities is required to be delivered under the 1933 Act which would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, to prepare and file with the Commission and furnish, at the Company's expense (if such time shall be prior to the date which is nine months after the date hereof and if any Underwriter shall own any Securities which it has purchased from the Company with the intention of reselling them), to the Underwriters promptly such amendments or supplements to such Prospectus as the Underwriters may reasonably request.

          (f)    To file promptly all reports or information required to be filed by the Company with the Commission in order to comply with the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities.

          (g)   If necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the 1933 Act.

          (h)   To furnish the Representatives and, upon request, to each of the other Underwriters for a period of two years from the date of this Agreement (unless otherwise publicly available on the Commission's EDGAR website or the Company's website) (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 20-F and 6-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any securities exchange on which any class of securities of the Company is listed, and (iv) such other information as the Underwriters may reasonably request regarding the Company or its subsidiaries, in each case, as soon as such communications, documents or information becomes available.

          (i)    To prepare the Prospectus in relation to the applicable Designated Securities and file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the time required by Rule 424(b) following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities.

          (j)    To make generally available to its security holders, and to deliver to the Underwriters, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the 1933 Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the 1933 Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than    •    , 200            .

          (k)   Prior to 30 days after the date of the Prospectus, to furnish to the Underwriters any proposed public announcement in respect of any matter that is material to the earnings, business, or operations of the Company and its subsidiaries, taken as a whole in each case in advance of the announcement where reasonably practicable.

          (l)    To apply the net proceeds from the sale of the Securities in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

          (m)  To pay all costs, expenses, fees (other than fees and disbursements of counsel for the Underwriters except as set forth in Section 4 hereof) and, as regards the matters in (ii) below but not otherwise, taxes (as defined below for purposes of this Section 3(m)) payable in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Securities, (iii) the producing, word processing and/or printing of this Agreement, the Pricing Agreement and any closing documents (including compilations thereof), the Indentures, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any Blue Sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Securities on any securities exchange and any registration thereof under the 1934 Act, (vi) any fees payable to investment rating agencies with respect to the Securities, (vii) any filing for review of the public offering of the Securities by the NASD and (viii) the performance of the Company's other obligations hereunder.

          For the purpose of this Section 3(m), "taxes" means all forms of taxation, duties, levies, imposts and other charges or withholdings of a similar nature (including without limitation any stamp, documentary, capital, transfer or similar taxes or duties) whether of the U.K. or otherwise, and any penalty or interest payable in connection with any failure to pay or any delay in paying of the same in each case, which have been reasonably and properly incurred by the Underwriters but excluding taxes imposed on or calculated by reference to net income, profits or gains received or receivable.

          (n)   If specified in the Pricing Agreement, to use its reasonable efforts to cause the Securities to be listed on the New York Stock Exchange and the London Stock Exchange.

          (o)   That, without prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 30 days after the Time of Delivery, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any substantially similar securities or any securities convertible into or exercisable or exchangeable for substantially similar securities that, in each case, are registered for public sale pursuant to the 1933 Act or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such substantially similar securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of substantially similar securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Designated Securities to be sold hereunder or (B) the issuance by the Company of such substantially similar securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or which is described in the Prospectus.

        4.    Reimbursement of Underwriters' Expenses:    If the Securities are not delivered for any reason other than the termination of this Agreement pursuant to Section 6(b)(iii)-(v) hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall (i) reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel and (ii) pay the amounts described in Section 3(m) hereof and relieve the Underwriters of their obligation to reimburse the Company under Section 3(m).

        5.    Conditions of Underwriters' Obligations:    The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Time of Delivery (and the several obligations of the Underwriters at the additional Time of Delivery, if any, are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Time of Delivery (unless previously waived) and at any such additional Time of Delivery, as the case may be), the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a)   The Registration Statement is effective on or prior to the date hereof or, with the consent of the Representatives, at a later time and date, and at the Time of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus shall have been transmitted to the Commission for filing pursuant to Rule 424(b)(2) under the 1933 Act within the time period prescribed by Section 3(i) hereof, and prior to the Time of Delivery the Company shall have provided evidence satisfactory to the Representatives of such timely filing.

          (b)   At the Time of Delivery or the additional Time of Delivery, as the case may be, the Representatives shall have received:

            (1)   The opinion, dated as of the Time of Delivery, or the additional Time of Delivery, as the case may be, of Cleary Gottlieb Steen & Hamilton, United States counsel for the Company, with respect to the matters set forth in Annex II hereto, subject to modifications to which the Underwriters do not reasonably object.

            (2)   The opinion, dated as of the Time of Delivery or the additional Time of Delivery, as the case may be, of Slaughter & May, English solicitors to the Company, with respect to the matters set forth in Annex III hereto, subject to modifications to which the Underwriters do not reasonably object.

            (3)   The opinion, dated as of the Time of Delivery or the additional Time of Delivery, as the case may be, of Sidley Austin Brown & Wood, United States counsel to the Underwriters, with respect to the matters set forth in Annex IV.

            (4)   The opinion, dated as of the Time of Delivery or the additional Time of Delivery, as the case may be, of Allen & Overy, English solicitors to the Underwriters, with respect to the matters set forth in Annex V.

            (5)   Letters dated, respectively, as of the date of this Agreement and the Time of Delivery and additional Time of Delivery, as the case may be, from KPMG Audit Plc and addressed to the Underwriters (with reproduced copies for each of the other Underwriters) in form and substance satisfactory to the Underwriters, containing such statements and information as is customary for inclusion in accountants' "comfort letters" to underwriters with respect to the financial statements and financial information contained, or incorporated by reference, in the Prospectus.

          (c)   The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement or any Pricing Agreement; provided, however, that the Company and the Representatives may from time to time agree on a later date.

          (d)   At the Time of Delivery or the additional Time of Delivery (if specified in the Pricing Agreement), as the case may be, (i) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (e)   Between the time of execution of this Agreement and the Time of Delivery or the additional Time of Delivery (if specified in the Pricing Agreement), as the case may be, no Material Adverse Change shall have occurred or become known.

          (f)    The Company will, at the Time of Delivery or the additional Time of Delivery (if specified in the Pricing Agreement), as the case may be, deliver to the Representatives a certificate of two of its executive officers to the effect that the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of each such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the Time of Delivery and at or before the additional Time of Delivery (if specified in the Pricing Agreement), as the case may be and the conditions set forth in paragraphs (d) and (e) of this Section 5 have been met.

          (g)   The Company shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Time of Delivery and the additional Time of Delivery (if specified in the Pricing Agreement), as the case may be, as the Representatives may reasonably request.

          (h)   If specified in the Pricing Agreement, the Designated Securities shall have been approved for listing on each of the New York Stock Exchange and the London Stock Exchange, subject only to notice of issuance at or prior to the Time of Delivery or the additional Time of Delivery, as the case may be.

          (i)    On or before the Time of Delivery, the FSA shall have informally confirmed to the Company the capital treatment of the Capital Securities in accordance with Section 2(u) of this Agreement.

        6.    Effective Date of Agreement; Termination:

          (a)   This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

          (b)   The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives or any group of Underwriters (which may include the Representatives) which has agreed to purchase in the aggregate at least 50% of the Designated Securities if, since the time of execution of this Agreement and prior to the Time of Delivery: (i) there has been any Material Adverse Change, which would, in the Representatives' judgment or in the judgment of such group of Underwriters, make it impracticable to market the Designated Securities, or (ii) there shall have occurred any downgrading, or any notice shall have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the 1933 Act or, (iii) if, at any time prior to the Time of Delivery or, with respect to the purchase of any Additional Designated Securities, the additional Time of Delivery, as the case may be, trading in securities on the New York Stock Exchange or the London Stock Exchange shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange or the London Stock Exchange or a suspension with respect to any of the Company's securities trading on either such exchanges has occurred, or (iv) if a banking moratorium shall have been declared either by the United States or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services occurs in the United States or England, or (v) if the United States shall have declared war or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the Representatives' good faith judgment or in the good faith judgment of such group of Underwriters, in each case after consultation with the Company, if practicable, to make it impracticable to market the Designated Securities.

          (c)   If the Representatives or any group of Underwriters elects to terminate this Agreement as provided in this Section 6, the Company and each other Underwriter shall be notified promptly in writing.

          (d)   If the sale to the Underwriters of the Designated Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 3(m), 4 and 7 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 7 hereof) or to one another hereunder.

          (e)   Subject to Sections 5 and 6 hereof, if any Underwriter shall default in its obligation to take up and pay for the Designated Securities to be purchased by it under the Pricing Agreement (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 6(b) hereof) and if the aggregate principal amount of Designated Securities which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Designated Securities, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Designated Securities they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of Designated Securities agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Designated Securities shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as the Representatives may designate with the consent of each Underwriter so designated, or in the event no such designation is made, such Designated Securities shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Designated Securities set opposite the names of such non-defaulting Underwriters in the Pricing Agreement.

        If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or the Representatives shall have the right to postpone the Time of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

        The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 6(e) with like effect as if such substituted Underwriter had originally been named in the Pricing Agreement.

        If the aggregate principal amount of Designated Securities which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total principal amount of Designated Securities which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Designated Securities which the defaulting Underwriter or Underwriters agreed to purchase under the Pricing Agreement, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

        7.    Indemnity and Contribution:    (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term "Prospectus" for the purpose of this Section 7 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or Prospectus or necessary to make such information not misleading.

          If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Company may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Company), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any such claim or Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (b)   Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

          If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter, from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

        (c)   If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

        (d)   The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.

        (e)   The indemnity and contribution agreements contained in this Section 7 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors and officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors, in connection with the issuance and sale of the Securities, or in connection with the Registration Statement or Prospectus.

        8.    Miscellaneous:    (a) All representations, warranties and agreements contained in this Agreement and any Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Designated Securities to the Underwriters.

        (b)   In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

        (c)   Each Underwriter severally represents and agrees that (i) it has not offered or sold and it will not offer or sell Designated Securities or any investments representing Designated Securities to persons in the United Kingdom prior to admission of such Designated Securities to listing in accordance with Part VI of the FSMA except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, or the FSMA; (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities or any investments representing Designated Securities in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Designated Securities or any investments representing the Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

        (d)   No action has or will be taken by the Company in any jurisdiction (other than the United States and the United Kingdom) that would permit a public offering of the Designated Securities or any investments representing the Designated Securities or possession or distribution of any registration statement, preliminary prospectus or prospectus or any amendment or supplement thereto or any other offering material relating to the Designated Securities or any investments representing the Designated Securities in any country or jurisdiction (other than the United States and the United Kingdom) where action for that purpose is required. Each Underwriter represents and agrees that it has complied and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Designated Securities or any investments representing Designated Securities or has in its possession or distributes any registration statement, prospectus or any amendment or supplement thereto or any such other material, in each case at its own expense.

        9.    Notices:    Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the address of the Representatives as set forth in the Pricing Agreement and, if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at Laurence Pountney Hill, London EC4R 0HH, England Attention: Andrew Crossley.

        10.    Governing Law; Construction:    This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        11.    Submission to Jurisdiction:    Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against Citigroup or UBS Warburg or any indemnified party. Each of Citigroup, UBS Warburg and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company hereby appoints, without power of revocation, Jackson National Life Insurance Company as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

        12.    Parties at Interest:    The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company to the extent provided in Section 7 hereof and the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, executors and administrators. No other person, partnership, heirs, personal representatives and association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

        13.    Counterparts:    This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties to the extent provided in Section 7 hereof.

        14.    Successors and Assigns:    This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and any of the Underwriters' respective businesses and/or assets.

        If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,
PRUDENTIAL PLC
By:
Name: Title:

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters
Representatives
By:	CITIGROUP GLOBAL MARKETS INC.
By:
Name: Title:
By:
Name: Title:
By:	UBS WARBURG LLC
By:
Name: Title:
By:
Name: Title:

ANNEX I

Pricing Agreement

[Names of Representative(s)]
As Representatives of the several
Underwriters names in Schedule I hereto,
c/o

                            ,

Ladies and Gentlemen:

        Prudential plc, a public limited company organized under the laws of England and Wales (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated                        ,            (the "Underwriting Agreement"), between the Company on the one hand and (names of Representatives named therein) on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities") and an additional amount of Designated Securities as may be necessary to cover over-allotments made in connection with the offering as specified in Schedule II hereto (the "Additional Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities, and the Additional Designated Securities, as the case may be, which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities, and the Additional Designated Securities, as the case may be, pursuant to Section 11 of the Underwriting Agreement and the address of the Representatives referred to in such Section 11 are set forth at the end of Schedule II hereto.

        An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, and the Additional Designated Securities, as the case may be, in the form heretofore delivered to you is now proposed to be filed with the Commission.

        Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters as set forth and on the terms in Schedule II hereto, the principal amount of Designated Securities, and the Additional Designated Securities, as the case may be, set forth opposite the name of such Underwriter in Schedule I hereto and the Underwriters agree to reimburse the Company for up to $    •    of the expenses set forth in Section 3(m) of the Underwriting Agreement, except as set forth in Section 4 of such Underwriting Agreement.

        If the foregoing is in accordance with your understanding, please sign and return to us [    ] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,
Prudential plc
By:

Name:
Title:

Accepted as of the date hereof:
[Name(s) of Representatives]
By:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
[Name(s) of Representative(s)]
[Names of other Underwriters]

Total	$

SCHEDULE II

Title of Designated Securities:

  [ %] [Floating Rate] [Zero Coupon] [Notes]
  [Debentures] due,

Aggregate principal amount:

  [$]

Issue Price:

  [    % of the principal amount of the Designated Securities]

Price to Public:

  [The Issue Price of the Designated Securities plus accrued interest[, if any,] from            to    ]

Purchase Price to Underwriters:

  The purchase price to be paid by the Underwriters for the Designated Securities will be the Price to Public

Commissions:

  [The Company shall pay to the Underwriters a commission in respect of underwriting services of [    ]% of the principal amount of the Designated Securities. The Underwriters shall be entitled to deduct the amount of such commission from the Purchase Price to Underwriters at settlement and the Underwriters shall pay to the Company the Net Proceeds.]

Net Proceeds:

  [Purchase Price to Underwriters less the Commissions]

Form of Designated Securities:

  [Definitive form, to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of [The Depository Trust Company or its designated custodian] [the Representatives]]

  [Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.]

Specified funds for payment of Net Proceeds:

  [New York] Clearing House (same day) funds

Time of Delivery:

  a.m. (New York City time),            , 20

Indenture:

  Indenture dated            , 20 , between the Company and            , as Trustee

Maturity:

Interest/Dividend Rate:

  [ %] [Zero Coupon] [See Floating Rate Provisions]

Interest/Dividend Payment Dates:

  [months and dates, commencing....................., 20..]

Redemption Provisions:

  [No provisions for redemption]

  [The Designated Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the amount of [$             ] or an integral multiple thereof,

  [on or after    ,    at the following redemption prices (expressed in percentages of principal amount). If [redeemed on or before            ,     %, and if] redeemed during the 12-month period beginning            ,

Year	Redemption Price

  and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

  [on any interest payment date falling on or after            ,            , at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]]

  [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

  [Restriction on refunding]

Sinking Fund Provisions:

  [No sinking fund provisions]
  [The Designated Securities are entitled to the benefit of a sinking fund to retire [$    ] principal amount of Designated Securities on             in each of the years    through            at 100% of their principal amount plus accrued interest[, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional [$    ] principal amount of Designated Securities in the years            through            at 100% of their principal amount plus accrued interest.]

[If Designated Securities are extendable debt securities, insert—

Extendable provisions:

  Designated Securities are repayable on            ,            [insert date and years], at the option of the holder, at their principal amount with accrued interest. The initial annual interest rate will be    %, and thereafter the annual interest rate will be adjusted on            ,             and            to a rate not less than     % of the effective annual interest rate on U.S. Treasury obligations with            -year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]

[If Designated Securities are floating rate debt securities, insert—

Floating rate provisions:

  Initial annual interest rate will be    % through            [and thereafter will be adjusted [monthly] [on each            ,             ,            and    ] [to an annual rate of    % above the average rate for    -year [month][securities][certificates of deposit] issued by

      and            [insert names of banks].] [and the annual interest rate [thereafter] [from             through            ] will be the interest yield equivalent of the weekly average per annum market discount rate for            -month Treasury bills plus             % of Interest Differential (the excess, if any, of (i) the then current weekly average per annum secondary market yield for            -month certificates of deposit over (ii) the then current interest yield equivalent of the weekly average per annum market discount rate for            -month Treasury bills); [from    and thereafter the rate will be the then current interest yield equivalent plus % of Interest Differential].]

Defeasance provisions:

Conversion price:

Closing location for delivery of Designated Securities:

Additional Closing Conditions:

  Section 5 of the Underwriting Agreement should be modified in the event that the Securities are denominated in, indexed to, or principal or interest are paid in, a currency other than the U.S. dollar, more than one currency or in a composite currency. The country or countries issuing such currency should be added to the banking moratorium and hostilities clauses and the following additional clause should be added to the paragraph (the entire paragraph should be restated, as amended):

    "; (    ) the imposition of the proposal of exchange controls by any governmental authority in [insert the country or countries issuing such currency, currencies or composite currency]".

Names and addresses of Representatives:
        Designated Representatives:
        Address for Notices, etc.:

[Other Terms]:

ANNEX II

FORM OF OPINION OF CLEARY GOTTLIEB STEEN & HAMILTON,
UNITED STATES COUNSEL TO THE COMPANY

        (i)    assuming the Senior Debt Indenture and the Subordinated Debt Indenture have been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee, each of the Senior Debt Indenture and the Subordinated Debt Indenture is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity;

        (ii)   assuming the due authorization by the Company, the Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters, will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general principles of equity;

        (iii)  the Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus;

        (iv)  the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein and the Trustee's Statement of Eligibility and Qualification on Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the Trust Indenture Act;

        (v)   the Registration Statement has become effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the 1933 Act; and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the 1933 Act has been made in the manner and within the time period required by such Rule 424;

        (vi)  no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issue or sale of the Securities by the Company as contemplated hereby other than registration of the Securities under the 1933 Act and qualification of the Indenture under the Trust Indenture Act (except such counsel need express no opinion as to any necessary qualification under the state securities or Blue Sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters);

        (vii) the statements in the Registration Statement under "Taxation—U.S. Federal Income Taxation", insofar as such statements constitute a general summary of current U.S. law, fairly summarize the matters referred to therein;

        (viii) to the best of such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

        (ix)  to the best of such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Company or any of its Subsidiaries is subject or of which any of their respective properties is subject at law or in equity or before or, by any Federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

        (x)   the documents incorporated by reference in the Registration Statement and Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, complied as to form in all material respects with the 1933 Act or 1934 Act (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion);

        (xi)  the Indenture has been duly qualified under the Trust Indenture Act;

        (xii) the Company will not, upon consummation of the transactions contemplated by this Agreement, be an "investment company," or a "promoter" or "principal underwriter" for, a "registered investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

        (xiii)     such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed, and although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraph (iii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes it to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the Time of Delivery or additional Time of Delivery, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or Prospectus or with respect to the Trustee's Statement of Eligibility and Qualification on Form T-1).

ANNEX III

FORM OF OPINION OF SLAUGHTER & MAY,
ENGLISH SOLICITORS TO THE COMPANY

        (i)    the Company is duly incorporated and existing under the laws of England and, as at the date of this opinion, has the corporate power and authority necessary to conduct the businesses in which it is engaged as expressly described in the Form 20-F (under the heading "Business of Prudential—Overview") which is incorporated by reference in the Registration Statement;

        (ii)   Prudential Assurance has been duly incorporated and is existing under the laws of England and, as at the date of this opinion, has the corporate power and authority necessary to conduct the businesses in which it is engaged as expressly described in the Form 20-F (under the heading "Business of Prudential—Significant Subsidiaries") which is incorporated by reference in the Registration Statement;

        (iii)  this Agreement, the Pricing Agreement and the Indenture have been duly authorized, executed and delivered by the Company;

        (iv)  it is not necessary, either to ensure the validity of the Securities, the Issue Documents or any of them or to ensure compliance by the Underwriters with mandatory provisions of English law, to obtain any authorization, approval, consent, order or permission of, or to effect any further filing, recording or registration with, any public authority or governmental agency in England or Wales in respect of the execution, delivery or performance of the Issue Documents or the execution, issue, delivery or performance of the Securities;

        (v)   the issue of the Securities by the Company has been duly authorized by the Company and the Securities constitute legal, valid and binding obligations of the Company. As a result, these obligations would be enforceable in proceedings before the English courts;

        (vi)  the validity of the choice of law provisions and the extent to which an English court will apply a chosen foreign law are governed by the Contracts (Applicable Law) Act 1990. Under the current practice of the English courts, the choice of the laws of the State of New York as the governing law of the Issue Documents and the Securities is a valid choice of governing law. If an English court assumes jurisdiction, it would not apply New York law if New York law was not pleaded and proved. An English court would not apply New York law if to do so would be contrary to English public policy or mandatory rules of English law;

        (vii) any final and conclusive judgment for a definite sum of money obtained in the courts of the State of New York in any suit, action or proceeding arising out of or in connection with the obligations of the Company under the Issue Documents or the Securities will be recognized in England, provided that:

    (a)
    the judgment was not obtained by fraud;

    (b)
    the enforcement of the judgment would not be contrary to English public policy;

    (c)
    the judgment is not of a public nature;

    (d)
    the judgment was not obtained in proceedings which were brought in breach of Section 32 of the Civil Jurisdiction and Judgments Act 1982;

    (e)
    the judgment was not obtained in proceedings contrary to natural justice;

    (f)
    the judgment is not inconsistent with an English judgment in respect of the same matter;

    (g)
    the judgment is not for multiple damages (as defined by the Protection of Trading Interests Act 1980);

    (h)
    enforcement proceedings are instituted within six years after the date of the judgment; and

    (i)
    the foreign court had jurisdiction according to the English rules on private international law.

    A foreign judgment may be "final and conclusive" though it is subject to appeal;

        (viii) the execution and performance by the Company of the Issue Documents will not: (a) contravene or result in a breach of the Company's Memorandum and Articles of Association; or (b) conflict with mandatory provisions of English law applicable to the Company;

        (ix)  the statements in the Prospectus under the heading "Certain Terms of the Capital Securities—Subordination", insofar as such statements constitute a general summary of current English law, fairly summarize the matters referred to therein;

        (x)   the statements in the Prospectus Supplement under the heading "U.K. Taxation", insofar as such statements constitute a general summary of both current United Kingdom tax law and United Kingdom Inland Revenue practice relevant to the issue of the Securities, fairly summarize the matters referred to therein (subject to the limitations set out therein);

        (xi)  (a) no United Kingdom capital gains, income or other similar United Kingdom tax will be payable by the Underwriters in the United Kingdom in respect of any of the offering, issuance and delivery by the Company of the Securities to or for the respective accounts of the Underwriters pursuant to the Underwriting Agreement, as supplemented by the Pricing Agreement, except any liability to United Kingdom corporation tax, income tax or capital gains tax of persons who are resident or ordinarily resident in the United Kingdom for taxation purposes or who carry on a business in the United Kingdom or, for accounting periods commencing on or after January 1, 2003, of persons having a permanent establishment in the United Kingdom (assuming that the changes contained in the Finance Bill published on June 17, 2003 concerning the taxation of non-U.K. resident companies are enacted in substantially similar form) with which business or permanent establishment the Securities or the offering, issue or delivery of the Securities are connected; (b) the Underwriters will not incur any obligation to pay any U.K. registration, capital, issue, stamp, documentary, transfer or similar duty or charge of the United Kingdom in respect of any of the acts or transactions involved in the offering, issue or delivery by the Company of the Securities to or for the respective accounts of the Underwriters pursuant to the Underwriting Agreement and the Pricing Agreement; and (c) under current U.K. law and practice the payment of interest (including any Deferred Interest as defined in the terms and conditions of the Securities) in respect of the Securities issued under the Subordinated Indenture should not be treated as a "distribution" within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the United Kingdom (as amended).

        (xii) payments of interest in respect of the Securities may be made without withholding taxes or duties in the United Kingdom provided that the Securities are listed (for the purposes of Section 349 of the Income and Corporate Taxes Act 1988) on a "recognized stock exchange" within section 841 of the Income and Corporation Taxes Act 1988 at the time of the payment; each of the New York Stock Exchange and the London Stock Exchange is a "recognized stock exchange" within the meaning of section 841 of the Income and Corporate Taxes Act 1988. The interest on the Securities will have a United Kingdom source and will accordingly remain subject to United Kingdom tax by direct assessment even if the interest is paid without withholding or deduction. However, interest paid on the Securities will generally not be chargeable to United Kingdom tax by direct assessment unless the holder of the Securities who is entitled to the interest either (a) is resident in the United Kingdom in the relevant tax year, (b) has a "UK representative" (for the purposes of Section 126 and Schedule 23 of the Finance Act 1995) in relation to the interest, or (c) has a U.K. permanent establishment in relation to the interest (assuming that the charges contained in the Finance Bill published on June 17, 2003 concerning the taxation of non-U.K. resident companies are enacted in substantially similar form). If a holder of Securities is chargeable to tax in the United Kingdom under the above rules, an exemption from or a reduction of the tax payable on the interest might be available in appropriate circumstances under the provisions of an applicable double taxation convention;

        (xiii)     each holder of a Security and any Underwriter, is (if and when a cause of action arises) entitled to sue as a claimant in the English courts for the enforcement of its rights against the Company; and, except as set out below, such entitlement will not be subject to any conditions which are not applicable to residents of England or Wales or a company incorporated in any part of England or Wales; but (A) if the claimant is resident outside the European Union, an English court has power to stay an action where it is shown that it can, without injustice to the claimant, be tried in a more convenient forum; and (B) under the rules of procedure applicable, such a court may, at its discretion, order a claimant in an action, being a party who is not ordinarily resident in England and Wales nor a party against whom a claim can be enforced under the Brussels Convention or Lugano Convention, to provide security for costs; and (C) an English court would refuse to permit any action to be taken by a person who is (i) not a natural person and (ii) incorporated either (a) pursuant to laws made by an authority not recognised by H.M. Government as being the de jure government of the territory over which such authority claims legislative power (unless regarded pursuant to the Foreign Corporations Act 1991 as having legal personality as a body corporate under English law) or (b) pursuant to international treaties, conventions and similar agreements to which H.M. Government is not a party and in respect of which no statutory provision has been made in the United Kingdom. Under the Foreign Corporations Act 1991, where a body purports to have corporate status under the laws of a territory which is not recognised by H.M. Government as a State, and the question arises at any time whether such body should be regarded as having legal personality as a body corporate under English law, then that question is determined (and account is taken of those laws) as if such territory were so recognised if it appears that the laws of that territory are at that time applied by a settled court system in that territory; and

        (xiv) no ad valorem stamp duty, capital duty, registration or other issue or documentary taxes are payable in Great Britain on the creation, issue or delivery by the Company of the Securities, the execution and delivery of the Underwriting Agreement, the Indenture or the Pricing Agreement or the consummation of the transactions expressly contemplated hereby or thereby by the parties.

ANNEX IV

FORM OF OPINION OF SIDLEY AUSTIN BROWN & WOOD,
UNITED STATES COUNSEL TO THE UNDERWRITERS

        (i)    the Senior Debt Indenture and the Subordinated Debt Indenture have been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee, each of the Senior Debt Indenture and the Subordinated Debt Indenture is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar;

        (ii)   the Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus;

        (iii)  the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein and the Trustee's Statement of Eligibility and Qualification on Form T1, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the Trust Indenture Act;

        (iv)  the Indenture has been duly qualified under the Trust Indenture Act;

        (v)   we have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as to the matters referred to under (ii) above, on the basis of the foregoing (relying as to materiality to a large extent upon the opinion of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date or any supplement thereto as of its date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no comment with respect to the financial statements and schedules and other financial data included in the Registration Statement or Prospectus or with respect to the Trustee's Statement of Eligibility and Qualification on Form T-1).

ANNEX V

FORM OF OPINION OF ALLEN & OVERY,
ENGLISH SOLICITORS TO THE UNDERWRITERS

        (i)    the Company is duly incorporated and validly existing as a public company with limited liability under the laws of England. We have on [business day prior to closing] made a search at the Companies Registry for England and Wales which revealed no order or resolution for the winding up of the Company and no notice of appointment of a receiver or administrator. However, the search would not reveal whether or not a winding up petition has been presented. Furthermore it is possible that notice of a winding up order made or resolution passed or a receiver or administrator appointed may not have been filed at the Companies Registry for England and Wales immediately. We have also on [business day prior to closing] made an enquiry of the English Companies Court which has informed us that it has on its central index no record of the presentation of any winding up petition in respect of the Company. We are assuming that there has been no change in this position since the date on which the searches were made;

        (ii)   the Underwriting Agreement, the Pricing Agreement and the Indenture have been duly authorised, executed and, where applicable, delivered by the Company and, there is no reason so far as English law is concerned why, to the obligations assumed by the Company under the same should not constitute legal, valid, binding and enforceable obligations of the Company.

        As used in this opinion, the term "enforceable" means that each obligation or document is of a type and form enforced by the English courts. It is not certain, however, that each obligation or document will be enforced in accordance with its terms in every circumstance, enforcement being subject to, inter alia, the nature of the remedies available in the English courts, the acceptance by such courts of jurisdiction, the power of such courts to stay proceedings, the provisions of the Limitation Act 1980 and other principles of law and equity of general application and all limitations resulting from the laws of bankruptcy, insolvency, liquidation or other laws affecting generally the enforcement of creditors' rights;

        (iii)  the issue of the Securities has been duly authorized in accordance with the laws of England of general application and the Memorandum and Articles of Association of the Company. There is no reason so far as English law is concerned why the Global Security should not be, valid evidence of enforceable obligations of the Company;

(iv)	(a)	the statements made in the Prospectus Supplement under the caption "Certain U.S. Federal and U.K. Tax Consequences", insofar as such statements relate to United Kingdom tax matters currently applicable to U.S. holders set out under and subject to the limitations described in such caption, accurately summarizes the material United Kingdom tax consequences to such US holders of, and the Inland Revenue practices relating to holding the Securities; provided however that we express no opinion as to the reasonableness, completeness or fairness of such statements in the context of a prospectus issued publicly in the United States of America or as to the compliance of such statements with the requirements of the securities laws of the United States of America or any part thereof;
(b)
no ad valorem stamp duty, capital duty, registration or other issue or documentary taxes are payable in the United Kingdom on the creation, issue or delivery by the Company of the Securities, the execution and delivery of the Underwriting Agreement, the Indenture or the Pricing Agreement or the consummation of the transactions contemplated hereby or thereby;

	(c)	no United Kingdom value added tax will be payable by the Underwriters in respect of their underwriting commissions under the Underwriting Agreement;
(d)
payments of interest in respect of the Securities may be made without withholding taxes or duties in the United Kingdom provided that the Securities are listed on a "recognized stock exchange" within section 841 of the Income and Corporation Taxes Act 1988 at the time of the payment; each of the New York Stock Exchange and the London Stock Exchange is a "recognized stock exchange" within the meaning of section 841 of the Income and Corporate Taxes Act 1988;
(v)	(a)
the Listing Particulars are required by the FSMA to contain all such information as investors and their professional advisers would reasonably require, and reasonably expect to find there, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of the issuer of the securities and of the rights attaching to the securities;
(b)
the FSMA requires that the UK Listing Authority may not grant an application for listing unless satisfied, inter alia, that the requirements of its listing rules and any other requirements imposed by it are complied with;
(c)
we express no opinion as to whether the Listing Particulars contain all the information required by the FSMA or complies with the listing rules of the UK Listing Authority or other requirements. However, the UK Listing Authority has approved the Listing Particulars as listing particulars under the FSMA, subject to section 81 of the FSMA, and, by virtue of section 76(7) of the FSMA, if securities are admitted to the Official List their admission may not be called in question on the ground that any requirement or condition for their admission has not been complied with;

        (vi)  no document will be required to be approved and published as a prospectus pursuant to section 84 of the FSMA, provided that, prior to their admission to the Official List, the Securities are only offered in circumstances which do not constitute an offer to the public in the United Kingdom as determined in accordance with Schedule 11 to the FSMA. There will be no offer to the public in the United Kingdom for these purposes if the Securities are offered only to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or if another condition (or, where permitted, combination of conditions) set out in Schedule 11 to the FSMA is satisfied;

        (vii) the issue of the Securities by the Company will not contravene the prohibition contained in section 19 of the FSMA and Article 5 of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001 on the carrying on by a person who is neither an authorised person nor an exempt person of the regulated activity of accepting deposits in the United Kingdom;

        (viii) section 21 of the FSMA contains a prohibition on the communication in the course of business by any person other than an authorised person under the FSMA of an invitation or inducement to engage in investment activity, subject to certain exceptions, and contravention of such prohibition in connection with the issue of the Securities could involve, inter alia, certain agreements relating to the issue being unenforceable. This prohibition does not apply to any non-real time communication (including the Offering Document) which is included in listing particulars or any other document which is required or permitted to be published by listing rules under Part VI of the FSMA. This prohibition does not apply to any non-real time communication (including the Listing Particulars) which is required or permitted to be communicated by the rules of the London Stock Exchange. In addition, no other document issued by the Company relating to the Securities, including the Offering Document, will be subject to such prohibition if the requirements of Articles 12, 19 and/or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended, or any other relevant Article (or, where permitted, combination of relevant Articles) of that Order are complied with. We express no opinion on the compliance or otherwise of any of the Underwriters with the Financial Promotion Rules made under section 145 of the FSMA;

        (ix)  subject to paragraph (vi), there is no required authorisation, approval or consent of, or registration or filing with, any government department or regulatory authority of or within England in relation to the issue of the Securities except:

  (a)
  for the approval of the Listing Particulars by the UK Listing Authority, which we understand has been obtained;

  (b)
  for the delivery of the Listing Particulars to the Registrar of Companies in accordance with section 83 of the FSMA, which we understand has been done;

  (c)
  for the submission to the UK Listing Authority and to the London Stock Exchange of all documents required to be submitted to either entity;

  (d)
  as may be required by any authorised person under any rules or regulations under the FSMA which are applicable to it;

  (e)
  that any person in the United Kingdom (including a United Kingdom based paying agent) who pays interest to an individual may be required by the Inland Revenue to provide certain information (which may include the name and address of the beneficial owner of the interest) to the Inland Revenue; and

  (f)
  that any person in the United Kingdom (including any United Kingdom based paying agent) who pays amounts payable on redemption of the Securities to an individual may be required by the Inland Revenue to provide certain information (which may include the name and address of the beneficial owner of the amount payable on redemption) to the Inland Revenue, although Inland Revenue published practice indicates that the Inland Revenue will not exercise its power to require this information where such amounts are paid on or before 5th April, 2003.

        Nothing in this opinion shall be taken as implying that an English court would exercise jurisdiction in any proceedings relating to the Underwriting Agreement, the Subordinated Debt Indenture or the Securities or accordingly that any remedy would be available in England for the enforcement of obligations arising under the Underwriting Agreement, the Subordinated Debt Indenture or the Securities. However, it is our opinion that, if an English court were to accept jurisdiction, it would recognise the validity of the choice of the laws of New York as the governing law of the Underwriting Agreement, the Subordinated Debt Indenture or the Securities.

QuickLinks

  Exhibit 1
PRUDENTIAL PLC Debt Securities Underwriting Agreement
  ANNEX I
Pricing Agreement
  SCHEDULE I
  SCHEDULE II
  ANNEX II
FORM OF OPINION OF CLEARY GOTTLIEB STEEN & HAMILTON, UNITED STATES COUNSEL TO THE COMPANY
  ANNEX III
FORM OF OPINION OF SLAUGHTER & MAY, ENGLISH SOLICITORS TO THE COMPANY
  ANNEX IV
FORM OF OPINION OF SIDLEY AUSTIN BROWN & WOOD, UNITED STATES COUNSEL TO THE UNDERWRITERS
  ANNEX V
FORM OF OPINION OF ALLEN & OVERY, ENGLISH SOLICITORS TO THE UNDERWRITERS